[Letterhead of Cronin & Company]



EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Magicinc.com
530 North Federal Highway
Fort Lauderdale, Florida 33301

We hereby consent to the incorporation of our review report dated June 15, 2000 in the Form 10-SB in accordance with Section 12 of the Securities Exchange Act of 1934. The report covers the unaudited balance sheet of Magicinc.com as of April 30, 2000 and the related statements of operations and cash flows for the period then ended.


/s/ Cronin & Company
July 5, 2000




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